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                                                                  EXHIBIT 10.1
                              AMENDED AND RESTATED
                          KENDLE SHAREHOLDER AGREEMENT

         THIS AMENDED AND RESTATED KENDLE SHAREHOLDER AGREEMENT ("Agreement") is made as of this 26th day of June, 1997, among CANDACE KENDLE BRYAN and CHRISTOPHER C. BERGEN ("Founding Shareholders"), HAZEL KENDLE, NATIONSBANK, N.A., a national banking association ("NationsBank"), WILLIAM J. KEATING, JR., as Trustee under the Kendle Stock Trust dated December 28, 1996 ("Trustee") (the Founding Shareholders, Hazel Kendle, NationsBank and Trustee are referred to herein collectively as the "Shareholders" and individually as a "Shareholder"), and KENDLE INTERNATIONAL, INC. (formerly known as Kendle Research Associates, Inc.) ("Kendle").

                                   Background
                                   ----------

         A. This Agreement amends and restates in its entirety the Kendle Shareholder Agreement entered into on December 29, 1996, among the Founding Shareholders, Trustee and Kendle ("Original Shareholder Agreement").

         B. On December 29, 1996, the Founding Shareholders transferred to Trustee stock in Kendle. As a condition of such transfer, the Founding Shareholders required the execution of the Original Shareholder Agreement and that such stock transferred to Trustee (and any additional stock acquired by Trustee) be subject to a right of first refusal.

         C. In connection with the consummation of the Investment Agreement between Kendle and NationsBank of even date herewith ("Investment Agreement"), Kendle has agreed to (i) issue its Common Stock Purchase Warrant ("Warrant") entitling NationsBank to purchase certain of the shares of Kendle's common stock, $0.01 par value per share ("Common Stock"), and (ii) amend and restate the Original Shareholder Agreement to provide NationsBank with certain rights and benefits.

         In consideration of the premises and the covenants and undertakings hereinafter set forth, the parties hereto agree as follows:

         1. PRESENT SHAREHOLDERS. Kendle represents that as of the date hereof, the shareholders of Kendle are as set forth on Schedule 1 attached hereto.

         2. TRANSFER RESTRICTIONS ON SHARES.

                  (a) PERMITTED TRANSFERS. A Shareholder may transfer all or a portion of its shares of Common Stock ("Shares") to a spouse or children or to a trust for the benefit of the Shareholder, a spouse or children (provided any such transfer to a trust must be to a qualified trust which will not cause a termination of Kendle's Subchapter S Corporation status under the Internal Revenue Code (the "Code"); PROVIDED, HOWEVER, that as a condition to any such transfer, the transferee must agree


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in writing that it, its heirs, successors and assigns, shall be subject to and bound by the provisions of this Agreement.

                  (b) FIRST REFUSAL.

                      (i) OFFER TO SELL SHARES. Except as provided in
                  Section ___, if any

Shareholder (such Shareholder being hereinafter referred to as the "Selling Shareholder") shall desire to sell all or any of the Shares now owned or hereafter acquired by it, it must first receive a bona fide written offer to purchase such Shares and then deliver to Kendle and the other Shareholders a written notice ("Notice") containing the following information:

                            (1) The name and address of the prospective
                  purchaser of such Shares;

                            (2) The number of Shares that the Selling
                  Shareholder desires to sell;

                            (3) The price being offered to the Selling
                  Shareholder and the terms of payment, and any other terms of such offer; and

                            (4) The proposed closing date for the transaction,
                  which shall be within not less than sixty (60) nor more than one hundred twenty (120) days after the date of delivery of the Notice.

For a period of thirty (30) days after the giving of the Notice by the Selling Shareholder, Kendle shall have the option, exercisable in whole or in part by notice in writing to the Selling Shareholder and to each of the other Shareholders, to purchase the Shares that are proposed to be sold, at the price and upon the terms set forth in the Notice. The Selling Shareholder shall have no right to vote as a shareholder or director on the decision to exercise such option, and action on such option may be taken by the holders of a majority of the outstanding Shares, exclusive of the Shares held by the Selling Shareholder. A failure by Kendle to give written notice of exercise during such period shall be deemed a rejection by Kendle of its option to purchase.

                      (ii) OFFER TO OTHER SHAREHOLDERS. If Kendle does not exercise the option granted to it above with respect to any of the Shares that the Selling Shareholder desires to sell hereunder, each of the other Shareholders shall then have the option to purchase its pro rata portion of the Shares that will not be purchased by Kendle (based on the number of Shares owned by such Shareholder in relation to the total number of Shares outstanding, less all of the Shares owned by the Selling Shareholder), at the price and upon the terms set forth in the Notice. Such options shall be exercisable by written notice to the Selling Shareholder and to each of the other Shareholders for a period of twenty (20) days from the date of express rejection by Kendle of its option to purchase or the date of expiration of Kendle's option, whichever is earlier. A failure by a Shareholder to give written notice of exercise within such twenty (20) day period shall be deemed a rejection by such


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Shareholder of its option to purchase. If any Shareholder does not exercise its option to purchase all of the Shares to which it is first entitled, each remaining Shareholder shall then have the option to purchase all or any portion of the Shares that will not be purchased by the Shareholders first entitled thereto, which option shall be exercisable by notice in writing to the Selling Shareholder and to each of the other Shareholders within ten (10) days after the date of express rejection by such Shareholders or the expiration of the options to the Shareholders who did not elect to purchase such Shares, whichever is earlier. If more than one Shareholder exercises this option, the Shares available for purchase shall be allocated pro rata among the Shareholders desiring to purchase such Shares, which allocation shall be based on the number of Shares owned by each such Shareholder in relation to the total number of Shares outstanding, less all of the Shares owned by the Selling Shareholder, and less all of the Shares owned by any Shareholder who does not exercise its option to purchase any such unpurchased Shares. In determining the pro rata portion of the Shares that any Shareholder is entitled to purchase, the Shares owned by a Shareholder shall be neither increased nor decreased by reason of any Shares to be purchased from or sold by the Selling Shareholder.

                           (iii) NON-CASH CONSIDERATION FOR SHARES. If any
consideration to be received by a Selling Shareholder from a prospective purchase of its Shares, as identified in a Notice given in compliance herewith, is property other than cash, then the price per share for such Shares shall be measured to that extent by the fair market value (determined as hereinafter provided) of such non-cash consideration. If non-cash consideration has been offered to a Selling Shareholder, Kendle and the other Shareholders, if such parties or any of them exercise their option(s) to purchase the Selling Shareholder's Shares, may deliver to the Selling Shareholder, in payment of the non-cash portion of the purchase price for the Shares proposed to be sold, an amount of cash equal to the fair market value of the non-cash consideration that has been offered to the Selling Shareholder. For purposes hereof, the fair market value of non-cash consideration shall in each case be agreed upon by the Selling Shareholder and the party purchasing its Shares as provided in this Agreement, or, in the absence of such agreement, such fair market value shall be determined by an appraisal thereof by three (3) independent qualified appraisers, one being selected by the Selling Shareholder, one being selected by the party hereto desiring to purchase the Selling Shareholder's Shares, and the third appraiser being chosen by the two appraisers thus chosen. The cost of any such appraisal shall be borne equally by the parties to the appraisal proceeding. Any closing provided for herein may be extended for such reasonable period of time as may be necessary in order for a required appraisal to be completed. In the event of an appraisal pursuant to this Section 2, the parties agree to be bound thereby.

                           (iv) CLOSINGS. If Kendle or any Shareholder shall
exercise an option to purchase granted to such parties in this Section 2, the closing of the purchase and sale transaction shall be held at the principal office of Kendle on a date designated by the purchaser or purchasers, which date in no event shall be later than ninety (90) days after the Selling Shareholder gives the Notice. If there is more than one purchaser of the Shares being sold, the Selling Shareholder may require that all purchases close concurrently on the same date.


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                           (v) RIGHT TO TRANSFER. If Kendle and the other
Shareholders do not elect to purchase all of the Shares that a Selling Shareholder desires to sell, no election to purchase a portion of such Shares shall be effective, and the Selling Shareholder shall have the right to sell all, but not less than all, of the Shares covered by the bona fide offer to the prospective purchaser named in the Notice; PROVIDED, that the sale is made in strict accordance with (1) the terms of sale set forth in the Notice, and (2) Section __ below. In addition, as a condition to any such sale, the purchaser of the Shares must agree in writing that it, its heirs, successors and assigns, shall be subject to and bound by the provisions of this Agreement.

                           (vi) RIGHT TO CO-SALE. In the event the Selling
Shareholder disposes of its Shares to a third party, except as permitted under this Section 2(b), the Shareholders shall have the right to offer to sell a proportionate number of Shares to the third party acquiring the Selling Shareholder's Shares, on the same price and on the same terms as outlined in the Notice, in accordance with the following procedure:

                                    (1) The Selling Shareholder shall, prior to
                  sale, give notice to the other Shareholders of its right of co-sale.

                                    (2) The other Shareholders shall have
                  fifteen (15) days to determine if they desire to offer Shares to the third party acquiring the Selling Shareholder's Shares. In the event any Shareholder elects not to offer for co-sale its proportionate interest, the remaining Shareholders, other than the Selling Shareholder, shall be entitled to offer for sale such interest on a pro rata basis.

                           (vii) PROHIBITED TRANSFERS VOID. Any purported
transfer of Shares in violation of this Agreement shall be void and shall not transfer any interest or title to any Shares to the purported transferee. Kendle shall not be required to transfer on its books any Shares sold or transferred in violation of any of the provisions set forth in this Agreement or to treat as owner of those Shares or to pay dividends to any transferee to whom any of those Shares shall have been so sold or transferred.

         3. PREEMPTIVE RIGHTS.

                  (a) PREEMPTIVE RIGHTS OF SHAREHOLDERS. If, at any time, Kendle proposes to issue (except in a transaction described in Section 3(b) below) any of its equity securities (including the Shares) or any securities convertible into or having the rights to purchase any equity securities (including the Shares) to any person or entity (which may include a Shareholder) (collectively, "Equity Securities") other than stock options issued to any Shareholder which are approved by [all Shareholders/the disinterested members of the Board of Directors], then, in such event, Kendle shall first offer in writing to sell all such Shares and/or securities, on the same terms and conditions as proposed by Kendle to such person or entity, to the Shareholders. Each Shareholder shall then have the option to purchase its pro rata portion of the Equity Securities proposed to be issued (based on the number of equity securities, including the Shares, owned by such Shareholder, on a fully diluted


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basis, in relation to the total number of the Equity Shares then outstanding), at the price and upon the terms set forth in such writing. Such options shall be exercisable by written notice to Kendle for a period of fifteen (15) days from the date of such offer. A failure by a Shareholder to give written notice of the exercise within such fifteen (15) day period shall be deemed to be a rejection by such Shareholder of its option to purchase. To the extent that any of the Shareholders elect not to purchase the full amount of Equity Securities they are entitled to purchase pursuant to this Section 3(a), the other Shareholders' rights to purchase Equity Securities pursuant to this Section 3(a) shall be increased by their pro rata portion, up to the maximum quantity of each class of Equity Securities set forth in their respective notices to Kendle. The closing of the purchase of Equity Securities by the Shareholders shall take place within fifteen (15) days after the expiration of said fifteen (15) day period. Kendle shall have sixty (60) days from the closing of the purchase of Equity Securities by the Shareholders to sell the unsold portion of the Equity Securities to other purchasers, but only upon terms and conditions that are in all material respects no more favorable to such purchasers or less favorable to Kendle than those set forth in the Equity Securities offering. In the event that the sale of the unsold portion of Equity Securities is not consummated within such sixty (60) day period, Kendle's right to sell such unsold Equity Securities shall be deemed to lapse, and any sale of Equity Securities without additional notice to the Shareholders as provided for in this Section 3(a) shall be deemed to be in violation of the provisions of this Agreement.

                           (b) EXCLUDED TRANSACTIONS. The following transactions
shall be excluded from the restrictions of this Section 3:

                           (i) Any issuance to a non-Shareholder employee of
Kendle of stock options to purchase shares under a bona fide stock option plan or agreement approved by Kendle's Board of Directors;

                           (ii) An underwritten initial public offering of the
Shares under the Securities Act of 1933, as amended; and

                           (iii) _______________________________________________

______________________________________________________________________________ .

         4. ENDORSEMENT ON SHARE CERTIFICATES. Upon the execution of this Agreement, the certificates of Common Stock subject to this Agreement and any other Shares of stock transferred or issued shall be endorsed as follows:

                  "This Certificate is transferable only upon compliance with the provisions of the Amended and Restated Kendle Shareholder Agreement dated as of June __, 1997, a copy of which is on file in the office of the Secretary of Kendle International, Inc."

         5. TERMINATION OF RESTRICTIONS. The restrictions on the transfer of the Shares set forth herein shall terminate with respect to any [NationsBank] transferee at the time the Shares


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are registered with the United States Securities and Exchange Commission and
with a national stock exchange or regularly quoted over-the-counter exchange.

         6. AGREEMENT BINDING. This Agreement shall inure to the benefit of and be binding upon the Shareholders and each of their heirs, successors and assigns. It shall also be binding upon any transferee and their heirs, successors and assigns of such transferee who has received any Shares.

         7. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties as to the subject matter herein contained, superseding any and all prior or contemporaneous oral and prior written agreements, understandings, letters of intent or commitment letters.

         8. AMENDMENT OR TERMINATION OF AGREEMENT. This Agreement may be amended or terminated by the consent of all of the Shareholders and Kendle.

         9. NOTICES. Whenever a notice is required to be given under this Agreement, such notice shall be given by registered or certified U.S. mail, postage prepaid, to the following addresses:

                  If to Kendle:

                           Kendle International, Inc.
                           700 Carew Tower
                           Fifth and Vine Streets
                           Cincinnati, Ohio  45202
                           Attention:       __________________

                  If to a Founding Shareholder:

                           Dr. Candace Kendle Bryan
                           c/o Kendle International, Inc.
                           700 Carew Tower
                           Fifth and Vine Streets
                           Cincinnati, Ohio  45202

                           Mr. Christopher C. Bergen
                           c/o Kendle International, Inc.
                           700 Carew Tower
                           Fifth and Vine Streets
                           Cincinnati, Ohio  45202


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                  If to Trustee:

                           William J. Keating, Jr., Esq.
                           Keating, Muething & Klekamp, P.L.L.
                           1800 Provident Tower
                           One East Fourth Street
                           Cincinnati, Ohio  45202

                  If to Hazel Kendle:

                           Ms. Hazel Kendle

                           --------------------------------
                           --------------------------------


                  If to NationsBank:

                           NationsBank, N.A.

                           --------------------------------
                           --------------------------------
                           --------------------------------

                  Such notice shall be effective when received.

         10. JURISDICTION. This Agreement is made pursuant to, and will be governed by and construed in accordance with, the laws of the State of Ohio applicable to contracts executed and to be performed wholly within such state. Each of the parties hereby (a) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought exclusively in any federal or state court within the County of Hamilton, State of Ohio; (b) by execution and delivery of this Agreement, irrevocably submits to and accepts with respect to its properties and assets, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights it may have to object to such jurisdiction under the Constitution or laws of the State of Ohio or the Constitution of the United States or otherwise; and (c) irrevocably consents that service of process upon it in any such action or proceeding shall be valid and effective against it if made in the manner provided herein for delivery of notices hereunder.

         11. INVALIDITY. If any portion or portions of this Agreement shall be adjudged, declared, held, or ruled to be invalid for any reason, such invalidity shall not be deemed to impair the validity of any other provision of this Agreement.

         12. GENDER AND NUMBER REFERENCES. All references to any gender shall include all genders; all references to the singular shall include the plural; and all references to the plural shall include the singular, unless the context indicates otherwise.


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         IN WITNESS WHEREOF, the Shareholders and Kendle have signed this
Agreement as of the day and year first above written.

                                         /s/ Candace Kendle Bryan
                                         --------------------------------
                                         CANDACE KENDLE BRYAN

                                         /s/ Christopher C. Bergen
                                         --------------------------------
                                         CHRISTOPHER C. BERGEN

                                         /s/ Hazel Kendle
                                         --------------------------------
                                         HAZEL KENDLE

                                         NATIONSBANK, N.A.

                                         By: /s/ Nationsbank, N.A.
                                             -----------------------------
                                         Its:
                                             -----------------------------

                                         KENDLE STOCK TRUST

                                         BY: /s/ William J. Keating, Jr.
                                             -----------------------------
                                              William J. Keating, Jr., Trustee

                                         KENDLE INTERNATIONAL, INC.

                                         BY: /s/ Candace K. Bryan
                                             -----------------------------
                                              Candace K. Bryan, Chairman
                                              and Chief Executive Officer